CONTINUING GUARANTY

FOR VALUE RECEIVED and in consideration of credit given or to be given, and of other financial accommodations afforded or to be afforded to SUNRISE COAL, LLC, an Indiana limited liability company (hereinafter referred to as "Borrower"), pursuant to that certain Credit Agreement dated April 19, 2006, (the "Credit Agreement"), and other credit and collateral documents (hereinafter collectively referred to as "Loan Documents") executed or to be executed by and between the Borrower and OLD NATIONAL BANK, (hereinafter referred to as "Bank"), the receipt and sufficiency of which consideration is hereby acknowledged, and as an inducement to the Bank to extend such financial accommodations to the Borrower, the undersigned, HALLADOR PETROLEUM COMPANY, a Colorado corporation (hereinafter referred to as "Guarantor"), hereby guaranties the full and complete payment, when due, whether at maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Bank pursuant to the Credit Agreement, that certain Line of Credit Note, dated of even date herewith, payable to the order of the Bank in the original aggregate principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) and that certain Term Loan Note to be executed and delivered by the Borrower in favor of the Bank at a future date as specified in the Credit Agreement (collectively the "Note") and all extensions, renewals, re-amortizations, restatements, modifications and amendments thereof, together with all costs, expenses and attorneys' fees (the above-described obligations and liabilities are hereinafter referred to as "Liabilities"), all without relief from valuation and appraisement laws; provided that the Guarantor shall not be responsible or liable for any advances or loans made by the Bank that exceed $15,000,000 unless Guarantor shall have approved in writing, such advances or loans (the “Guaranty Limitation”).

If a Default (as such term is defined in the Credit Agreement) exists under the Credit Agreement, then immediately upon written demand by the Bank, the Guarantor shall pay the Liabilities as if such Liabilities constituted the direct and primary debts and obligations of the Guarantor, subject to the Guaranty Limitation. Except as provided herein, the Bank shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against the Borrower or others, including, without limitation, other guarantors, with respect to the payment or performance of any of the Liabilities or to pursue or exhaust any of its rights or remedies with respect to any collateral held by the Bank.

This Guaranty shall remain fully enforceable irrespective of any defenses which the Borrower may assert on the underlying Liabilities (other than the defense of payment of the Liabilities), including, without limitation, the failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury.

This Guaranty shall be secured by a collateral assignment of the Guarantor’s rights in certain gas wells located in the San Juan Basin, New Mexico, as evidenced by that certain Master Purchase/Sale Agreement by and between Hallador Petroleum LLP and Coral Energy Resources, L.P., dated November 12, 2001.

This Guaranty shall continue in force with respect to the Guarantor until the Bank receives written notice of the Guarantor's election not to guaranty any new Liabilities arising after receipt of such notice. Any such notice shall not in any way affect or limit either (i) the promise of the Guarantor giving such notice to pay all Liabilities existing at the time such notice is received by the Bank or (ii) the promises, obligations and undertakings of the remaining guarantors, if any, with respect to any Liabilities, including without limitation, those arising after the date of such notice. Regardless of when a renewal or extension of pre-termination Liabilities occurs (with or without adjustment of interest rate or other terms), the Liabilities shall be deemed to have been incurred prior to the termination to the extent of the renewal or extension and to be fully covered and included within this Guaranty.

The Guarantor waives (a) notice to the Guarantor or the Borrower or other guarantors of (i) acceptance of this Guaranty by the Bank, (ii) the Borrower incurring additional Liabilities (but subject to the provision above regarding the Guaranty Limitation), and (iii) the amount of the Liabilities at any time outstanding; (b) except as provided herein, presentment for payment, demand, protest, notice to the Guarantor, the other guarantors or the Borrower of dishonor, nonpayment, default and non-performance with respect to any of the Liabilities; (c) the right to require proration among the Guarantor and other guarantors; (d) any and all rights to require the Bank to marshal assets of the Borrower or any other guarantor or other party providing any security for the Liabilities; (e) any defense which the Borrower or other guarantors have against the Bank other than payment; (f) all defenses given to sureties or guarantors at law or in equity other than payment; and (g) all errors and omissions in connection with the Bank's administration of the Liabilities, except actions or inactions which amount to bad faith, gross negligence or willful misconduct. All remedies or actions by the Bank for payment or fulfillment of the Liabilities are cumulative and the pursuit of one shall not preclude the exercise of any other rights or remedies.

The Guarantor hereby grants to the Bank full power, in its uncontrolled discretion and without notice to the Guarantor, the other guarantors or the Borrower, to deal in any manner with the Liabilities, including, without limitation, the following powers: (a) to modify or otherwise change any terms of the Liabilities, or the rate of interest thereon, or to grant any extension or renewal thereof, and any other indulgence with respect thereto, and to effect any release, compromise, or settlement with respect thereto, all in accordance with the terms of the Loan Documents; (b) to forbear from enforcing payment or any term of the Liabilities; or (c) to release any other guarantor or surety of the Liabilities; provided, however, that (i) the Guarantor shall not be liable for any increase in debt, interest rate, or fees unless approved in writing by Guarantor; and (ii) the Bank shall not release any Collateral unless approved in writing by Guarantor. The obligations of the Guarantor hereunder shall not be released, discharged, or in any way affected, nor shall the Guarantor have any rights or recourse against the Bank by reason of any action the Bank may take, omit to take, or delay in taking under the foregoing powers. The obligations of the Guarantor under this Guaranty shall be joint and several obligations of the Guarantor and any other guarantors (now existing or hereafter arising) of the obligations of the Borrower to the Bank.

Without limiting the foregoing waivers by the Guarantor of right to notice, and without obligating the Bank to follow the following procedure if demand is made after the occurrence of a Default, the Bank may at any time demand payment from the Guarantor by mailing to the Guarantor written demand therefor addressed to any address set forth below and the Guarantor agrees that the sending of such written demand as herein provided shall be sufficient demand for payment hereunder.

Any notice required or permitted to be given under this Guaranty may be, and shall be deemed effective if made in writing and delivered to the recipient's address, telex number or facsimile number addressed to Borrower, Guarantor or Bank at the addresses indicated below, or as changed or modified in writing delivered to the other hereafter, by any of the following means: (a) hand delivery, (b) United States first class mail, postage prepaid, (c) registered or certified mail, postage prepaid, with return receipt requested, (d) by a reputable overnight delivery service, or (e) by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this paragraph shall be deemed given upon receipt if delivered by hand or wire transmission, three (3) Banking Days after mailing if mailed by first class, registered or certified mail, or one (1) Banking Day after deposit with an overnight courier service if delivered by overnight courier. Borrower, Guarantor and Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

If to the Bank:	Old National Bank 2 West Main Street Danville, Illinois 61832 Attn: Dan Laughner, Vice President Telephone: (217) 477-5344 Facsimile: (217) 477-5896

With a copy (which shall not constitute notice hereunder) to	Bingham McHale LLP 2700 Market Tower Indianapolis, Indiana 46204-4900 Attn: Brett J. Miller, Esq. Facsimile: (317) 236-9907

If to the Borrower:	Sunrise Coal, LLC 6641 S. State Road 46 Terre Haute, Indiana 47802 Attn: Brent Bilsland Telephone: (812) 894-3480 Facsimile: (812) 894-3665

With copies (which shall not constitute notice hereunder) to:	Krieg DeVault LLP One Indiana Square, Suite 2800 Indianapolis, Indiana 46204 Attn: Michael Messaglia, Esq Facsimile: (317) 636-1507

If to the Guarantor	Hallador Petroleum Company 1660 Lincoln Street, Suite 2700 Denver, CO 80264 Attn: Victor Stabio Facsimile: (303) 832-3013

With copies (which shall not constitute notice hereunder) to:	Morgan, Lewis & Bockius LLP 300 South Grand Avenue, Suite 2200 Los Angeles, CA 90071 Attn: Ingrid A. Myers, Esq. Facsimile: (213) 612-2501

Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this or any related agreement or instrument.

Notwithstanding any other terms or conditions set forth in this Guaranty, the Guarantor subordinates (until such time as the Bank has been paid in full with respect to the Liabilities) any claim or other right which it might now have or hereafter acquire against the Borrower or any other person that is primarily or contingently liable on the Liabilities that arise from the existence or performance of the Guarantor's obligations under the Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Bank against the Borrower or any collateral security therefore which the Bank now has or hereafter acquires, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law.

After the occurrence of a default under the Loan Documents, Guarantor shall have the right (but not the obligation) to purchase the Liabilities, which exist at the time of such default at a price equal to the outstanding amount of such Liabilities (the “Purchase Price”), and the Bank shall be obligated to sell such Liabilities on the terms and conditions set forth herein. The Liabilities may be purchased by Guarantor upon the following terms:

(a) The Purchase Price shall be payable to Guarantor in immediately available funds within ten (10) days after Guarantor notifies the Bank in writing of its election to purchase the Liabilities;

(b) The transfer of title to the Liabilities shall be evidenced by a loan assignment agreement and such other agreements, notices, and documents as Guarantor reasonably requests to complete and sale the assignment of all of the Bank’s right, title, and interest in and to the Liabilities and all collateral securing such Liabilities; provided that such sale and assignment shall be without recourse and without representation or warranty (express or implied) whatsoever; and

(c) The Bank shall sell and assign the Liabilities, together with all collateral for such liabilities, free and clear of any rights or participants or other parties in such Liabilities and collateral.

The Guarantor represents to and for the benefit of the Bank, upon which the Bank is entitled to rely and the Guarantor acknowledges that the Bank is relying, that (i) the execution, delivery, and performance hereof will not violate any law or any other material contract, agreement, or understanding which is binding upon the Guarantor; (ii) this Guaranty is the valid and binding obligation of the Guarantor, enforceable in accordance with its terms; and (iii) the financial statements of the Guarantor provided as of the date hereof and to be provided hereafter to the Bank are and will be true, accurate, and complete, have been and will continue to be prepared on a consistent basis, and currently and will continue to fairly present the financial position of the Guarantor as of the date hereof and as of the dates of such future financial statements of the Guarantor delivered to the Bank.

While the Liabilities are outstanding, the Guarantor agrees to provide true and correct copies of any and all filings made by it with the SEC, including without limitation, all 10-K and 10-Q filings.

The Guarantor acknowledges that (i) the Guarantor is capable of and responsible for obtaining information on and keeping informed as to all aspects of the Borrower's business, including, without limitation, its financial affairs and business prospects, and the status of the Liabilities from time to time and (ii) the Bank has no responsibility to so inform the Guarantor.

The Guarantor acknowledges that separate guaranties may be given in connection with the Liabilities (including other guaranties by the Guarantor) and this Guaranty shall not be modified, amended, limited (other than in accordance with the terms hereof) or extinguished if one or more of the terms of the other guaranty agreements differ from those of this Guaranty or are subsequently amended, modified, limited, and extinguished. The execution of this Guaranty shall not affect the validity or enforceability of any existing guaranties, which guaranties shall remain in full force and effect. All obligations hereunder shall continue, notwithstanding the incapacity or lack of authority of the other guarantors, and any failure by the Bank to file, pursue, or enforce a claim against any of the other guarantors, or any waiver, release, consent, or other accommodation given or provided to any of the other guarantors, shall not operate to release the Guarantor or other guarantors from liability hereunder, or limit the rights of the Bank against the Guarantor or any other guarantor. The failure of any other person to sign this Guaranty or any other guaranty shall not release or affect the liability of the signer hereof. The Loan Documents have been submitted to the Guarantor for examination, and the Guarantor acknowledges that, by execution of this Guaranty, the Guarantor has reviewed and approved the Loan Documents.

This writing is intended by the parties hereto as a final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of that agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof.

The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to the Bank, or the Bank receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise is required to be repaid to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Liabilities or part thereof which has been paid, reduced, or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction, or satisfaction occurred. The Guarantor shall defend and indemnify the Bank from any claim or loss under this paragraph with respect to the Liabilities, including the Bank's attorneys' and paralegal's fees and expenses and other expenses in the defense of any such action or suit.

The Guarantor agrees that the Guarantor's responsibility under the Guaranty to pay to the Bank the Liabilities and any payments thereof repaid as preferences shall not be extinguished or modified by any release of the Borrower or other party primarily liable on the Liabilities, whether by voluntary release, settlement of litigation, settlement of a claim not yet resulting in litigation, settlement of a preference claim or otherwise. In all events the responsibility of the Guarantor to pay the Bank and the Bank's right to recover from the Guarantor the full amount of the Liabilities shall extend until the Bank has received actual payment in full in cash, and performance, of all of the Liabilities, without regard to any modification or a release thereof, and shall continue until such payment, by the passage of time and the statute of limitations, cannot be recovered by the Borrower, the Borrower as debtor in possession, a trustee in bankruptcy of the Borrower or any other person or organization.

This Guaranty shall extend to and bind the successors and assigns of the Guarantor. This Guaranty shall inure to the benefit of all affiliates, transferees, assignees, and/or endorsees of the Bank of any part or parts or all of the liabilities and of the Bank's successors and assigns.

THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF BOONE, STATE OF INDIANA, OR, AT THE SOLE OPTION OF THE BANK, IN ANY OTHER COURT IN WHICH BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE GUARANTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE GUARANTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS.

The Guaranty shall terminate and be of no further force and effect upon payment in full of the amounts due under the Note.

IN WITNESS WHEREOF, the undersigned has executed this Continuing Guaranty effective as of this 19TH day of April, 2006.

HALLADOR PETROLEUM COMPANY

By: /S/VICTOR P. STABIO Victor P. Stabio, President, Chief Executive Officer and Chief Financial Officer

U.S. Employer Identification Number: 84-1014610

STATE OF	)
	)	SS:
COUNTY OF	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared Victor P. Stabio, the duly authorized President, Chief Executive Officer and Chief Financial Officer of HALLADOR PETROLEUM COMPANY, a Colorado corporation, who executed the foregoing instrument on behalf of such corporation and acknowledged the signing and execution of said instrument to be his voluntary act and deed.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal, on this 19TH day of April, 2006.

My Commission Expires:
_______________________, Notary Public and Resident of _______________ County